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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                        Synovis Life Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                        SYNOVIS LIFE TECHNOLOGIES, INC.

                             ---------------------

                                                                January 24, 2003

Dear Shareholder:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Synovis Life Technologies, Inc. The meeting will be held on Tuesday, February 25, 2003, at 3:45 p.m., at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. The only item requiring shareholder approval at the meeting is the election of directors.

     Whether or not you can attend the meeting, please complete, sign, and mail the enclosed proxy card promptly so that your shares can be voted at the meeting according to your instructions.

                                           Sincerely,

                                           [/s/ Karen Gilles Larson]

                                           KAREN GILLES LARSON
                                           President and Chief Executive Officer

                        SYNOVIS LIFE TECHNOLOGIES, INC.
                           2575 UNIVERSITY AVENUE W.
                       ST. PAUL, MINNESOTA 55114-1024 USA

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 25, 2003

                             ---------------------

     The Annual Meeting of Shareholders of Synovis Life Technologies, Inc. (the "Company") will be held at 3:45 p.m., local time, on Tuesday, February 25, 2003, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota for the following purposes as described in more detail in the accompanying Proxy
Statement:

          1) To elect six (6) directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

          2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on January 6, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     All shareholders are invited to attend the Annual Meeting in person. Whether or not you are able to attend, please be sure you are represented at the Annual Meeting by promptly completing and returning the accompanying proxy card. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                          By Order of the Board of Directors

                                          [/s/ Connie L. Magnuson]

                                          CONNIE L. MAGNUSON
                                          Vice President of Finance, Chief
                                          Financial Officer
                                          and Corporate Secretary

Dated: January 24, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEARS ON THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                        SYNOVIS LIFE TECHNOLOGIES, INC.
                           2575 UNIVERSITY AVENUE W.
                       ST. PAUL, MINNESOTA 55114-1024 USA

                             ---------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                               FEBRUARY 25, 2003

                             ---------------------

                                  INTRODUCTION

     The Annual Meeting of Shareholders of Synovis Life Technologies, Inc. (the Company) will be held at 3:45 p.m., local time, on Tuesday, February 25, 2003, at the Minneapolis Club, Minneapolis, Minnesota, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

     A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies, and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock (the "Common Stock"), will be borne by the Company. Directors, officers, and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, personal conversation, facsimile or other electronic communication. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

     Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by attending the Annual Meeting and voting in person. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders, but lack any such specification, will be voted in favor of the election as directors of the nominees listed in this Proxy Statement.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES NAMED HEREIN.

     The Company expects that this Proxy Statement, the Proxy Card and Notice of Meeting will first be mailed to shareholders on or about January 24, 2003.

                                VOTING OF SHARES

     Only holders of record of shares of Common Stock at the close of business on January 6, 2003 will be entitled to vote at the Annual Meeting. On January 6, 2003, the Company had 9,598,600 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of 33 1/3% of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

     Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card indicating any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

         PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our Common Stock as of November 30, 2002, unless otherwise noted,
(a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director and each nominee,
(c) by each executive officer named in the Summary Compensation Table below, and
(d) by all executive officers and directors as a group. Unless otherwise noted, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares indicated and the address for each of our executive officers, directors and principal shareholders is Synovis Life Technologies, Inc., 2575 University Avenue W., St. Paul, Minnesota, 55114.

--------------------------------------------------------------------------------------------
                                                            NUMBER OF SHARES      PERCENTAGE
BENEFICIAL OWNER                                          BENEFICIALLY OWNED(1)   OWNERSHIP
--------------------------------------------------------------------------------------------
Dimensional Fund Advisors, Inc.(2)                                550,500             5.7%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
--------------------------------------------------------------------------------------------
Perkins Capital Management, Inc.(3)                               546,200             5.7%
730 East Lake Street
Wayzata, MN 55391-1769
--------------------------------------------------------------------------------------------
Kairos Partners, LP(4)                                            480,400             5.0%
Kairos Partners, LLC
C/O Aim High Enterprises, Inc.
600 Longwater Drive, Suite 204
Norwell, MA 02061
--------------------------------------------------------------------------------------------
William G. Kobi(5)                                                 28,000               *
--------------------------------------------------------------------------------------------
Richard W. Perkins(6)                                             145,000             1.5%
--------------------------------------------------------------------------------------------
Anton R. Potami(7)                                                 33,000               *
--------------------------------------------------------------------------------------------
Timothy M. Scanlan(8)                                              36,000               *
--------------------------------------------------------------------------------------------
Edward E. Strickland(9)                                           297,000             3.1%
--------------------------------------------------------------------------------------------
Karen Gilles Larson(10)                                           274,124             2.8%
--------------------------------------------------------------------------------------------
Fariborz Boor Boor(11)                                             66,454               *
--------------------------------------------------------------------------------------------
David A. Buche(12)                                                 48,368               *
--------------------------------------------------------------------------------------------
Connie L. Magnuson(13)                                             71,827               *
--------------------------------------------------------------------------------------------
B. Nicholas Oray(14)                                               36,913               *
--------------------------------------------------------------------------------------------
All Executive Officers and Directors as a Group (13                                      %
  persons)(15)                                                  1,309,524            12.8
--------------------------------------------------------------------------------------------

---------------

  *  Less than 1%.

 (1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of November 30, 2002, there were 9,592,804 shares of Common Stock outstanding.

 (2) Based solely on a Schedule 13G dated February 2, 2002, which includes 550,500 shares of Common Stock held of record by Dimensional Fund Advisors, Inc. (DFA), for which DFA has sole voting and dispositive power.

 (3) Excludes shares beneficially owned by Richard W. Perkins, a director of the Company and the controlling shareholder of Perkins Capital Management, Inc.
     (PCM), a registered investment advisor. PCM disclaims beneficial ownership of the 546,200 shares (the "PCM shares") held for the account of its clients. Of the 546,200 shares, PCM has sole investment power with regard to all such shares and sole voting power over 60,000 of such shares.

 (4) Based solely on a Schedule 13D dated October 9, 2002, which includes 480,400 shares of Common Stock held on record by Kairos Partners, LP and Kairos Partners GP, LLC (KP) for which KP has sole voting and dispositive power.

 (5) Includes 25,000 shares Mr. Kobi has the right to acquire within 60 days upon the exercise of options.

 (6) Includes 5,000 shares held by the Perkins Foundation and 101,000 shares held by various trusts of which Mr. Perkins is the sole trustee. Also includes 39,000 shares Mr. Perkins has the right to acquire within 60 days upon the exercise of options. Excludes the 546,200 PCM Shares. Mr. Perkins disclaims beneficial ownership of the PCM shares.

 (7) Includes 32,000 shares Mr. Potami has the right to acquire within 60 days upon the exercise of options.

 (8) Includes 32,000 shares Mr. Scanlan has the right to acquire within 60 days upon the exercise of options.

 (9) Includes 39,000 shares Mr. Strickland has the right to acquire within 60 days upon the exercise of options.

(10) Includes 212,675 shares Ms. Larson has the right to acquire within 60 days upon the exercise of options.

(11) Includes 55,191 shares Mr. Boor Boor has the right to acquire within 60 days upon the exercise of options.

(12) Includes 42,218 shares Mr. Buche has the right to acquire within 60 days upon the exercise of options.

(13) Includes 52,041 shares Ms. Magnuson has the right to acquire within 60 days upon the exercise of options.

(14) Includes 27,066 shares Dr. Oray has the right to acquire within 60 days upon the exercise of options.

(15) Includes 630,032 shares which may be acquired within 60 days upon the exercise of options.

                             ELECTION OF DIRECTORS

NOMINATION

     The Bylaws of the Company provide that the Board of Directors (the "Board") shall consist of one or more members, with the number of directors determined by the shareholders at each regular meeting of the shareholders, subject to an increase or decrease by the shareholders or an increase by the Board between such meetings. The number of directors is currently set at six (6).

     The Board has nominated the six (6) individuals named below to serve as directors of the Company until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified. The election of the 6 nominees by the shareholders at the Annual Meeting will determine the number of directors in accordance with the Bylaws. All of the nominees are members of the current Board.

     The election of each nominee requires the affirmative vote of a majority of the shares of the Common Stock present and entitled to vote in person or by proxy for the election of directors at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum to transact business. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

     The following information has been furnished to the Company, as of November 30, 2002, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

                                                                                     DIRECTOR
NAME                         AGE                        TITLE                         SINCE
----                         ---                        -----                        --------
Timothy M. Scanlan.........  56    Chairman of the Board and Director                  1997
Karen Gilles Larson........  60    President, Chief Executive Officer and Director     1997
William G. Kobi............  58    Director                                            1998
Richard W. Perkins.........  71    Director                                            1987
Anton R. Potami............  59    Director                                            1997
Edward E. Strickland.......  75    Director                                            1988

OTHER INFORMATION ABOUT NOMINEES

     Timothy M. Scanlan. Mr. Scanlan has served on the Board of the Company since 1997 and as Chairman of the Board since 1998. Mr. Scanlan has served as President and Chief Executive Officer of the Scanlan Group of Companies since 1976. The Scanlan Group of Companies, an 80-year-old organization consisting of Scanlan International, Inc., Surgical Technologies, Inc., McLean Medical and Scientific, Inc. and Scanlan Group BV, designs, manufactures and distributes medical and surgical products and services worldwide. Mr. Scanlan serves on the Board of Directors of Automated Management Technologies and the Lillehei Surgical Society.

     Karen Gilles Larson. Ms. Larson has served as President and Chief Executive Officer of the Company since July 1997 and as a Director of the Company since August 1997. Prior to July 1997, Ms. Larson held the positions of Chief Financial Officer of the Company from December 1990, Vice President of Finance from 1989 and Secretary of the Company from November 1991. Ms. Larson served as the Director of Finance and Administration of the Company from April 1989 to December 1989.

     William G. Kobi. Mr. Kobi has served on the Board of the Company since 1998. Mr. Kobi has served as President, Chief Executive Officer and a director of Acumen Healthcare Solutions, Inc. since May 1997. Acumen is a medical software systems company, founded in 1997, involved in the electronic data collection for clinical trials, medical device tracking and managed care. From 1988 to April 1997, Mr. Kobi was owner of Kobi's Karvings and Log Home Supply, a non-medical business in northern Minnesota. From 1976 to 1988, Mr. Kobi was employed by SciMed Life Systems Inc., in the positions of Director of Sales, Director of Marketing, Director of International Sales and as Vice President of Worldwide Sales for its cardiovascular division.

     Richard W. Perkins. Mr. Perkins has served on the Board of the Company since 1987. He has served as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, since 1984. Mr. Perkins also serves on the Board of Directors of the following public companies: LifeCore Biomedical, Inc., Intelefilm Corporation, CNS, Inc., Nortech Systems, Inc., PW Eagle, Inc., Quantech Ltd., Vital Images, Inc. and Paper Warehouse, Inc.

     Anton R. Potami. Mr. Potami has served on the Board of the Company since 1997. Mr. Potami served as President and Chief Executive Officer of the William
C. Norris Institute at the University of St. Thomas, an educational institution, from September 1996 to January 2002, and presently serves as an advisor to the Norris Institute at the University of St. Thomas. The William C. Norris Institute is a non-profit organization established to operate as a catalyst to change educational processes and for the development of small, technology-based businesses. From 1983 to September 1996, Mr. Potami was Associate Vice President in the Office of Research and Technology Transfer at the University of Minnesota.

     Edward E. Strickland. Mr. Strickland has served on the Board of the Company since 1988. Mr. Strickland has been an independent financial consultant since 1986. Mr. Strickland serves on the Board of Directors of Quantech Ltd.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The Board met four times during the fiscal year ended October 31, 2002. Each of the directors attended, either in person or by telephonic conference, all of the meetings of the Board and all such committees on which such director served during the 2002 fiscal year. The committees of the Board during the 2002 fiscal year, and the members of those committees, are listed below:

           AUDIT                     COMPENSATION                 NOMINATING
           -----                     ------------                 ----------
Edward E. Strickland (Chair)  Richard W. Perkins (Chair)  Timothy M. Scanlan (Chair)
William G. Kobi               William G. Kobi             William G. Kobi
Anton R. Potami               Anton R. Potami             Richard W. Perkins
                                                          Anton R. Potami
                                                          Edward E. Strickland

     The Audit Committee is responsible for the selection of the Company's auditors and the review of the services performed by such auditors, including reviewing the annual financial statements, the scope of the annual audits, the fees to be paid to the auditors and the adequacy of our internal controls for compliance with corporate policies and directives. The Audit Committee receives the auditors' report and may recommend changes in the accounting systems of the Company, if so warranted.

     The Compensation Committee's function is to determine compensation for the officers of the Company, to provide for management continuity and to administer the Company's stock-based compensation plans. See "Compensation Committee Report on Executive Compensation" below for a more detailed discussion of the function of the Compensation Committee.

     The Nominating Committee is responsible for the selection and nomination of qualified candidates to serve on the Board. While the Nominating Committee will consider nominees recommended by the Company's shareholders, it has neither actively solicited nominations nor established any procedures for this purpose.

     During the 2002 fiscal year, the Audit, Compensation and Nominating Committees each met once.

DIRECTORS' COMPENSATION

     Upon election to the Board and as compensation for their services as directors, each director who is not an employee of the Company or its subsidiaries (a "non-employee director") receives an option to purchase 18,000 shares of Common Stock. These options vest in equal one-third increments on each successive October 31 beginning one year after the date of grant and are exercisable at a price equal to the fair market value of one share of Common Stock on the date of grant. On the third and sixth anniversaries of each non-employee director's election to the Board, such non-employee director will receive additional options to purchase 21,000 and 24,000 shares of Common Stock, respectively, vesting in one-third increments on each successive October 31 beginning one year after the date of grant at an exercise price equal to the fair market value on the date of grant. Options granted to non-employee directors have a maximum term of eight years and are exercisable for a period of five years after vesting. When a director's membership on the board terminates for any reason, the unvested portion of the options granted to that director are cancelled, and the vested portion of the options continue to be exercisable under the original terms of the option agreement.

     The Board currently meets periodically throughout the year and immediately prior to and at the annual meeting of the Company's shareholders. Non-employee directors receive compensation of $1,000 per month for being a member of the Board and $500 for each Board meeting attended. In addition, all members of the

Board are reimbursed for out of pocket expenses in connection with attending a Board meeting. Committee members receive additional compensation of $250 for each Audit and/or Compensation Committee meeting attended. No additional compensation is received for service on the Nominating Committee.

     Beginning in fiscal 2003, non-employee director compensation for each Board meeting attended will be $750, and compensation for each Audit and/or Compensation Committee meeting attended will be $500. Additionally, due to the time requirements involved, the chairman of the Board will receive an annual stipend of $3,000 per year, and the chairs of the Audit and Compensation Committee will receive an annual stipend of $1,000.

AUDIT COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

  MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

     The Audit Committee consists of the following members of the Company's Board of Directors: Messrs. Strickland, Kobi and Potami. Each of the members of the Audit Committee is independent as defined under the current National Associations of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

     The primary function of the Audit Committee is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent accountants; (3) evaluate the Company's quarterly financial performance as well as its compliance with financial and accounting laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and
(5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel, and the Board of Directors.

 REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2002

     Prior to the Annual Meeting of Shareholders, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2002 with the Company's management. Further, the Audit Committee has discussed with Deloitte and Touche LLP ("D&T"), the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

     Also, prior to the Annual Meeting of Shareholders, the Audit Committee has received the written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and the Audit Committee has discussed the independence of D&T with that firm.

     Based on the Audit Committee's discussions with the Company's management and D&T, and the review noted above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2002 for filing with the SEC.

                                          Members of the Audit Committee:
                                          Edward E. Strickland (Chair)
                                          William G. Kobi
                                          Anton R. Potami

  AUDIT FEES

     Audit fees billed by D&T for services rendered in auditing the Company's financial statements for fiscal 2002 and reviewing the financial statements included in the Company's quarterly reports on Form 10-Q for fiscal 2002 totaled $74,000. Audit fees billed by PricewaterhouseCoopers LLP ("PWC") for services rendered in auditing the Company's financial statements for fiscal 2002 totaled $4,000.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PWC or D&T did not bill the Company for any financial information systems design and implementation services during fiscal 2002.

  ALL OTHER FEES

     Fees billed by D&T for all other non-audit services, including tax-related services, provided during fiscal 2002 totaled $36,000. No non-audit related fees were paid to PWC during fiscal 2002.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the cash and non-cash compensation paid or earned during the fiscal years ended October 31, 2002, 2001 and 2000 by the Chief Executive Officer of the Company and four other executive officers of the Company whose salary and bonus exceeded $100,000 in the fiscal year ended October 31, 2002.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------
                                                ANNUAL COMPENSATION     LONG-TERM COMPENSATION
                                                ------------------------------------------------
                                                                        RESTRICTED    SECURITIES
                                                                          STOCK       UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR   SALARY($)   BONUS($)   AWARDS($)(1)   OPTIONS(#)
------------------------------------------------------------------------------------------------
Karen Gilles Larson                      2002   $250,000    $46,719      $    --            --
  President and                          2001    227,885     40,000           --        25,000
  Chief Executive Officer                2000    213,000     42,580           --            --
------------------------------------------------------------------------------------------------
Fariborz Boor Boor                       2002   $159,769    $32,000      $    --        40,000
  President of Synovis                   2001    140,000     21,800           --        30,000
  Interventional Solutions, Inc.         2000    101,000     17,175       10,665        15,605
------------------------------------------------------------------------------------------------
David A. Buche                           2002   $142,000    $20,945      $    --         3,574
  Vice President of Marketing            2001    137,744     26,656           --        15,000
  and Sales                              2000    130,800     31,160           --            --
------------------------------------------------------------------------------------------------
Connie L. Magnuson                       2002   $142,000    $26,536      $    --        15,574
  Vice President of Finance and          2001    134,705     20,429           --        15,000
  Chief Financial Officer                2000    127,800     24,448           --            --
------------------------------------------------------------------------------------------------
B. Nicholas Oray, Ph.D.                  2002   $140,000    $20,650      $    --         3,523
  Vice President of Research             2001    132,680     26,200           --        10,000
  and Development                        2000    126,000     25,200           --            --
------------------------------------------------------------------------------------------------

---------------

(1) Restricted stock grants are valued at the market price on the day of grant regardless of whether such shares have vested. To date, the Company has not paid dividends on its Common Stock, including shares of Common Stock subject to restricted stock grants.

OPTION GRANTS AND EXERCISES

     The following tables provide information for the year ended October 31, 2002 as to individual grants and aggregate exercises of options to purchase shares of the Common Stock by each of the executive officers named in the Summary Compensation Table and the potential realizable value at October 31, 2002 of the options granted to such persons in fiscal 2002.

OPTION GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------------
                                             INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                           -----------------------------------------------------      VALUE AT ASSUMED
                           NUMBER OF        % OF                                       ANNUAL RATES OF
                           SECURITIES   TOTAL OPTIONS                              STOCK APPRECIATION FOR
                           UNDERLYING    GRANTED TO     EXERCISE OR                    OPTION TERM(1)
                            OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
NAME                        GRANTED      FISCAL YEAR     ($/SHARE)       DATE          5%          10%
----------------------------------------------------------------------------------------------------------
Fariborz Boor Boor          40,000(2)        21%           $7.62       04/03/10     $145,600     $348,400
----------------------------------------------------------------------------------------------------------
David A. Buche               3,574(3)         2%           $5.96       10/31/07     $  5,897     $ 13,009
----------------------------------------------------------------------------------------------------------
Connie L. Magnuson           3,574(3)         2%           $5.96       10/31/07     $  5,897     $ 13,009
                            12,000(4)         6%           $7.62       04/03/10     $ 43,680     $104,520
----------------------------------------------------------------------------------------------------------
B. Nicholas Oray, Ph.D.      3,523(3)         2%           $5.96       10/31/07     $  5,813     $ 12,824
----------------------------------------------------------------------------------------------------------

---------------

(1) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock will appreciate at the assumed annual rates shown (5% and 10%), compounded annually from the date of grant of the option until the end of the option term. These assumed annual rates are applied pursuant to Securities and Exchange Commission (the "SEC") rules and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the continued employment of the named executive by the Company. There can be no assurance that the amounts reflected in this table will be realized.

(2) Reflects a grant of 40,000 stock options to Mr. Boor Boor on April 3, 2002, exercisable at the fair market value of the underlying stock on the date of grant under the Company's 1995 Stock Incentive Plan. The options vest in 10,000 share increments on April 3, 2003, 2004, 2005 and 2006 and expire five years after the vest date.

(3) Reflects a grant of 3,574, 3,574 and 3,523 stock options to Mr. Buche, Ms. Magnuson and Dr. Oray, respectively, on November 1, 2001, exercisable at the fair market value of the underlying stock on the date of grant under the Company's 1995 Stock Incentive Plan. The options vested in full on October 31, 2002 and expire five years after the vest date.

(4) Reflects a grant of 12,000 stock options to Ms. Magnuson on April 3, 2002, exercisable at the fair market value of the underlying stock on the date of the grant under the Company's 1995 Stock Incentive Plan. The options vest in 3,000 share increments on April 3, 2003, 2004, 2005 and 2006 and expire five years after the vest date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

------------------------------------------------------------------------------------------------------------------
                                                            NUMBER OF SECURITIES
                                                                 UNDERLYING               VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                              SHARES                          OCTOBER 31, 2002             OCTOBER 31, 2002(2)
                           ACQUIRED ON        VALUE      ---------------------------------------------------------
NAME                      EXERCISE(#)(1)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------
Karen Gilles Larson           13,537         $47,390       212,675            --        $805,242        $    --
------------------------------------------------------------------------------------------------------------------
Fariborz Boor Boor                --              --        55,191        42,000        $128,530        $71,400
------------------------------------------------------------------------------------------------------------------
David A. Buche                13,626         $47,451        42,218            --        $116,590        $    --
------------------------------------------------------------------------------------------------------------------
Connie L. Magnuson                --              --        52,041         9,000        $159,766        $ 3,420
------------------------------------------------------------------------------------------------------------------
B. Nicholas Oray, Ph.D.        7,314         $22,512        30,275            --        $ 91,954        $    --
------------------------------------------------------------------------------------------------------------------

---------------

(1) The Company's option plans generally provide that the exercise price of options must be paid in cash, except that the Compensation Committee, in its sole discretion, may allow payment by delivery of shares of Common Stock having an aggregate fair market value equal to the exercise price or may allow the exercise price to be financed by the Company upon such terms and conditions as the Compensation Committee may determine.

(2) Based upon the fair market value of the underlying Common Stock on October 31, 2002 of $8.00, as reported by the Nasdaq National Market, less the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 OVERVIEW AND PHILOSOPHY

     The Compensation Committee is currently composed of three of the Company's Board of Directors. The Compensation Committee's responsibilities are to:

     - Review and recommend to the Board compensation policies and compensation levels for the Company's executive officers;

     - Review and recommend to the Board plans to provide management continuity; and

     - Administer the Company's stock based compensation plans. The Compensation Committee determines who will participate in such plans and the extent and terms of such participation, and approves all transactions involving stock based compensation.

     The Compensation Committee's objectives in recommending executive compensation policies and compensation levels for the Company's executive officers, including the Chief Executive Officer, are: (i) to attract and retain qualified executive officers; (ii) to align the interests of those executive officers with those of the Company's shareholders; and (iii) to encourage the development of a cohesive management team. The Compensation Committee believes that base salaries need to be moderately to aggressively competitive to attract and retain qualified executive officers, that the executive officers need to be provided with stock ownership opportunities to align their interests with those of the Company's shareholders and that incentive compensation should be based primarily on the accomplishment of Company performance in the interest of building a cohesive management team.

 EXECUTIVE COMPENSATION PROGRAM COMPONENTS

     The Company's executive compensation program focuses on Company and individual performance as measured against goals confirmed by the Compensation Committee. The Compensation Committee places emphasis on Company performance in order to inspire the Company's executives to work as a team to accomplish Company objectives. Components of the Company's executive officer compensation program may include base salary, annual cash incentive compensation, stock option grants and restricted stock awards, as well as various benefits which are presently available to all employees of the Company. Each component of the executive officer compensation program is discussed in greater detail below.

 BASE SALARY

     The Compensation Committee's recommendations regarding the base salary of each of the Company's executive officers, including the Chief Executive Officer, are based on a number of factors, including the executive officer's experience and past performance, the level of skill and responsibility required by the executive's position and his or her qualifications for the position. The Compensation Committee also considers competitive salary information gathered by outside consultants and through comparative surveys pertaining specifically to the medical device industry as well as to companies of similar size in other industries. As a result, the population of companies for which competitive salary data is obtained is broader than the industry peer group established to compare shareholder returns in the Performance Graph set forth below. In general, the Compensation Committee seeks to set executive officer base salary at moderately to aggressively competitive levels in relation to the companies with which the Company competes for executives. Base salaries are determined prior to the beginning of each fiscal year following a review of the above factors by the Compensation Committee and may also be adjusted based on Company performance and the executive officer's impact thereon, cost of living, promotion or merit factors.

     The base salary compensation component for each executive officer, other than Ms. Larson, was recommended by Ms. Larson and reviewed and approved by the Compensation Committee based on the factors discussed above. Ms. Larson's base salary was increased in fiscal 2001 and 2002, as shown in the Summary Compensation Table, based upon the Compensation Committee's consideration of the aforementioned factors.

 ANNUAL CASH INCENTIVE COMPENSATION

     The Company's annual cash incentive compensation program is designed to provide a direct financial incentive to the Company's executive officers, including the Chief Executive Officer, for the achievement of specific Company and individual performance goals.

     Under general guidelines established by the Compensation Committee, each of the Company's executive officers, including the Chief Executive Officer, are eligible to receive up to 20% of their base salary in annual cash incentive compensation based on certain criteria established by the Compensation Committee. Of this amount, the Compensation Committee's guidelines provide that 35% is based on achievement of applicable segment net revenue goals, 45% on the achievement of internal segment operating income goals and the remaining 20% on a subjective evaluation by the Compensation Committee of the individual executive officer's performance during the period. At the Compensation Committee's discretion, the amount of annual cash incentive compensation may be increased to more than 20% of an executive officer's base salary in the event of performance by that executive above and beyond what is normally called for by the executive's position. Cash incentive compensation for Ms. Larson and Ms. Magnuson is determined according to the above guidelines taking consolidated performance to goal and both of the Company's reporting segments into account. Incentive compensation for fiscal 2002 was earned by all executive officers in accordance with the plan discussed above and as presented in the Summary Compensation Table.

 EQUITY BASED COMPENSATION

     By granting options to purchase Common Stock to the executive officers of the Company, the Compensation Committee seeks to align the long-term interests of the Company's executive officers with those of its shareholders by creating a strong and direct nexus between executive compensation and shareholder return and enabling executives to develop and maintain a significant ownership position in the Company.

     The 1995 Stock Incentive Plan authorizes the Compensation Committee to issue to executive officers, including the Chief Executive Officer, incentive stock options having an exercise price not less than the fair market value of the Common Stock on the date of grant (or, for an incentive option granted to a person holding more than 10% of the Company's voting stock, at not less than 110% of fair market value), and non-statutory options having an exercise price not less than 85% of the fair market value of the Common Stock on the date of grant. Options granted under the 1995 Stock Incentive Plan have a term fixed by the Compensation Committee at the time of grant, which term may not exceed 10 years. All other terms of options granted under the 1995 Stock Incentive Plan may be determined by the Compensation Committee and different restrictions may be established with respect to different recipients of stock options.

     The Compensation Committee determines the number of options and the terms and conditions of such options based on certain factors, including the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives, past grants or awards of stock-based compensation and on comparative compensation data regarding option grants by companies within the medical device industry as well as within a broader group of companies of comparable size and complexity.

     Additionally, options may be granted to an executive officer as an incentive at the time the executive officer joins the Company.

     During fiscal 2002, based upon the aforementioned guidelines and factors, each of the executive officers named in the Summary Compensation Table received grants of stock options as listed. Ms. Larson was the recipient of a multi-year option grant in 1999 with vesting periods through October 31, 2002.

     The Compensation Committee may also grant stock-based compensation to the Company's executive officers in the form of restricted stock awards. In determining whether to grant shares of restricted stock to an executive officer of the Company, the Compensation Committee evaluates the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives and past grants or awards of stock-based compensation to the executive officer.

  BENEFITS

     The Company provides medical, dental and life and disability insurance benefits as well as a 401(k) retirement plan and a stock purchase plan to the executive officers. The same benefits are available to all Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of each executive officer's annual salary for fiscal 2002.

  SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain compensation paid to the chief executive officer and the four other most highly compensated executives of a publicly held corporation to $1,000,000 each. In fiscal 2002, the Company did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under
Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

                                          Members of the Compensation Committee:
                                          Richard W. Perkins (Chair)
                                          William G. Kobi
                                          Anton R. Potami

MANAGEMENT AGREEMENTS

     Each of the executive officers of the Company named in the Summary Compensation Table has entered into a severance agreement providing severance benefits upon termination resulting from a change of control of the Company. These severance agreements provide for certain payments in the event that within twelve months subsequent to a change in control of the Company or, in certain circumstances, immediately prior to a change in control of the Company, the officer's employment is terminated involuntarily by the Company or by the executive officer due to a material change of position or benefits of the executive officer (a "Qualifying Termination"). As defined in these agreements, a "change in control" means: (i) the sale, lease, exchange, or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any third party; (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (iii) a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K pursuant to
Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control will be deemed to have occurred at such time as: (A) any third party is or becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote for elections of directors, or (B) individuals who constitute the Board on the date of the agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of the agreement whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination) will, for purposes of this clause (B), be deemed to be a member of the Incumbent Board.

     Upon a Qualifying Termination, in addition to salary and benefits then due and in addition to any other benefits due under the Company's compensation plans, the terminated executive officer is entitled to: (a) a lump sum payment equal to the product of the executive officer's highest monthly compensation for the previous twelve month period multiplied by thirty-six (36); (b) reimbursement for all legal fees and expenses incurred by the executive officer as a result of such termination; and (c) for a thirty-six (36) month period following such termination, life and health insurance benefits substantially similar to those the executive officer was receiving at the time of termination.

     The severance agreements for the executive officers provide that in the event that any payment or benefit received by the executive officer pursuant to the severance agreement or any other payments the officer has the right to receive from the Company in connection with a change in control of the Company would not be deductible by the Company under Section 280G of the Code, two calculations will be performed. In the first calculation, the payments, benefits or awards to be received solely pursuant to the severance agreement (and excluding any benefits to be received from the existing stock option and incentive plan) will be reduced by the amount the Company deems necessary so that none of the payments or benefits under the severance agreement (including those from the existing stock option and incentive plan) are excess parachute payments. In the second calculation, the payments will not be reduced so as to eliminate an excess parachute payment, but will be reduced by the amount of the applicable excise tax that the officer will pay related to all change in control benefits received as imposed by section 4999 of the Code. The two calculations will be compared and the calculation providing the largest net payment to the employee will be utilized to determine the change in control payments made to the officer.

PERFORMANCE GRAPH

     In accordance with the rules of the SEC, the following performance graph compares the performance of the Company's Common Stock on the Nasdaq National Market to an index for the Nasdaq Stock Market (U.S. Companies) prepared by the Center for Research in Securities Prices and to a self-determined peer group of five companies(1) identified at the bottom of the graph.

     The following performance graph compares the cumulative total stockholder return as of the end of each of the Company's last five fiscal years on $100 invested at the beginning of the period and assumes reinvestment of all dividends.
[LINE GRAPH]

                                               SYNOVIS LIFE TECHNOLOGIES,    NASDAQ STOCK MARKET (US      SELF-DETERMINED PEER
                                                          INC.                     COMPANIES)                     GROUP
                                               --------------------------    -----------------------      --------------------
10/31/1997                                              100.000                      100.000                     100.000
                                                         95.000                      100.528                      95.974
                                                        100.000                       98.767                      81.179
                                                        106.667                      101.897                      95.713
                                                        126.667                      111.471                      92.572
                                                        128.333                      115.593                     108.183
                                                        135.000                      117.547                      98.991
                                                        126.667                      111.017                      88.084
                                                        116.667                      118.771                      88.282
                                                        118.333                      117.379                      85.244
                                                        109.167                       94.106                      58.668
                                                         86.667                      107.162                      62.698
10/30/1998                                               95.000                      111.870                      65.691
                                                        113.333                      123.241                      69.058
                                                         85.000                      139.252                      68.629
                                                         90.000                      159.463                      68.571
                                                         83.333                      145.178                      72.149
                                                         77.500                      156.143                      69.230
                                                         63.333                      161.098                      68.527
                                                         74.167                      156.577                      70.542
                                                         93.333                      170.636                      72.757
                                                         66.667                      167.549                      78.669
                                                         76.667                      174.635                      76.766
                                                         66.667                      174.825                      79.492
10/29/1999                                               60.000                      188.826                      68.582
                                                         55.000                      211.718                      69.692
                                                         73.333                      258.261                      84.584
                                                         81.667                      248.752                      85.543
                                                        127.500                      296.176                      83.090
                                                        126.667                      290.096                      81.235
                                                         83.333                      243.994                      71.392
                                                         78.333                      214.578                      67.889
                                                         83.333                      252.268                      79.347
                                                        116.667                      238.583                      73.374
                                                        118.333                      266.806                      89.085
                                                        133.333                      232.157                      80.198
10/31/2000                                              126.667                      213.079                      88.220
                                                        108.333                      164.168                      67.969
                                                        113.333                      155.454                      67.871
                                                        151.667                      174.278                      71.836
                                                        150.000                      134.915                      60.754
                                                        131.667                      116.017                      54.058
                                                        136.000                      133.322                      53.874
                                                        181.333                      133.130                      76.850
                                                        176.000                      136.731                      86.278
                                                        224.000                      128.046                      76.917
                                                        176.000                      114.106                      80.726
                                                        132.533                       94.878                      53.244
10/31/2001                                              145.333                      107.057                      57.431
                                                        204.266                      122.299                      70.723
                                                        209.066                      123.326                      77.340
                                                        220.000                      122.393                      64.044
                                                        215.733                      109.662                      66.374
                                                        220.533                      116.854                      71.953
                                                        188.266                      107.148                      61.204
                                                        233.306                      102.422                      55.253
                                                        199.866                       93.145                      47.330
                                                        189.333                       84.640                      39.105
                                                        197.333                       83.743                      47.603
                                                        194.666                       74.744                      39.227
10/31/2002                                              213.333                       84.944                      43.481

------------------------------------------------------------------------------------------------------
             Date               Company Index            Market Index             Peer Index
------------------------------------------------------------------------------------------------------
           10/31/97                 100.0                   100.0                   100.0
------------------------------------------------------------------------------------------------------
           10/31/98                  95.0                   111.9                    65.7
------------------------------------------------------------------------------------------------------
           10/31/99                  60.0                   188.8                    68.6
------------------------------------------------------------------------------------------------------
           10/31/00                 126.7                   213.1                    88.2
------------------------------------------------------------------------------------------------------
           10/31/01                 145.3                   107.1                    57.4
------------------------------------------------------------------------------------------------------
           10/31/02                 213.3                    84.9                    43.5
------------------------------------------------------------------------------------------------------

The index level for all series was set to 100.0 on 10/31/97.

COMPANIES IN PEER GROUP
ATS Medical Inc.
Possis Medical Inc.
Rochester Medical Corporation
Angeion Corporation
Rehabilicare Inc.
---------------

(1) In prior years, the self-determined peer group of companies included Minntech Corporation, in addition to the five companies noted above. Minntech Corporation has been omitted from the Company's current year self-determined peer group since it was acquired during fiscal 2001 and is no longer operating as an independent, publicly traded company.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during, or with respect to, the period ended October 31, 2002, all reports were filed with the SEC on a timely basis.

                              INDEPENDENT AUDITORS

     On April 19, 2001, the Company concluded the services of its prior independent auditors, PricewaterhouseCoopers LLP ("PWC") and on May 10, 2001, appointed Deloitte and Touche LLP its new independent auditors. This determination followed the Company's decision to seek proposals and competitive bids from independent accounting firms, including PWC, with respect to the engagement of independent accountants to audit the Company's consolidated financial statements for the fiscal year ending October 31, 2001. The decision to appoint Deloitte and Touche LLP was approved by the Company's Audit Committee of the Board of Directors.

     The reports of PWC on the consolidated financial statements of the Company for its fiscal years ended October 31, 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period through April 19, 2001, (i) there were no disagreements between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PWC to make reference to the subject matter of the disagreement in connection with its reports for such periods and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

     The Company initially reported the change in accountants on Form 8-K on April 26, 2001. The Form 8-K contained a letter from PWC to the Securities and Exchange Commission stating that it agreed with the statements concerning their firm made therein.

     The Audit Committee has not met to select the independent certified public accountants to audit the Company's financial statements for the year ending October 31, 2003. Deloitte and Touche LLP was the Company's independent public accounting firm for fiscal 2001 and fiscal 2002. The Company has requested and expects a representative of Deloitte and Touche LLP to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

     Shareholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Shareholders must be received by the Company on or before September 26, 2003 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

     A shareholder who wishes to make a proposal at the next Annual Meeting without including the proposal in the Company's proxy statement must notify the Company by December 10, 2003. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Company for the next Annual Meeting will have discretionary authority to vote on the proposal.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or Annual Report to Stockholders may have been sent to any household where two or more stockholders reside. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Company's Investor Relations Department, 2575 University Avenue W., St. Paul, MN 55114-1024, telephone: (651) 603-3700.

     Any stockholder who wishes to receive separate copies of the Company's Proxy statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and number.

                                 ANNUAL REPORT

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED OCTOBER 31, 2002 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF JANUARY 7, 2003 UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: SYNOVIS LIFE TECHNOLOGIES, INC., 2575 UNIVERSITY AVENUE W., ST. PAUL, MINNESOTA, 55114-1024; ATTN: CHIEF FINANCIAL OFFICER, OR BY ELECTRONIC MAIL TO INFO@SYNOVISLIFE.COM.

                                          By Order of the Board of Directors

                                          [/s/ Karen Gilles Larson]

                                          KAREN GILLES LARSON
                                          President and Chief Executive Officer

January 24, 2003
St. Paul, Minnesota

                         SYNOVIS LIFE TECHNOLOGIES, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints KAREN GILLES LARSON and CONNIE L. MAGNUSON, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Synovis Life Technologies, Inc. (the "Company") held of record by the undersigned on January 6, 2003, at the Annual Meeting of Shareholders to be held on February 25, 2003, or any adjournment thereof.



1.       Election of Directors.

         |_|  FOR all nominees listed below     |_| AGAINST all nominees listed
              (except as marked to the              below.
              contrary below).

         (INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)


             William G. Kobi                Anton R. Potami
             Karen Gilles Larson            Timothy M. Scanlan
             Richard W. Perkins             Edward E. Strickland


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                            Dated:                                      , 2003
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                                                (Signature)

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                                        Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.